Exhibit 1.1

EXECUTION COPY

Tyco Electronics Group S.A.

U.S.$300,000,000 5.950% Senior Notes due 2014

Fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest by Tyco Electronics Ltd.

Underwriting Agreement

July 9, 2008

Goldman, Sachs & Co.
UBS Securities LLC
  As representatives of the several Underwriters
       named in Schedule I hereto,

c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

Tyco Electronics Group S.A., a Luxembourg public limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you (the “Representatives”) are acting as representatives, an aggregate of $300,000,000 principal amount of its 5.950% Senior Notes due 2014 (the “Securities”). The Securities will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by Tyco Electronics Ltd., a Bermuda corporation (the “Guarantor”) and will have the terms set forth in Schedule III.  The Securities and the Guarantees are to be issued pursuant to an indenture, dated as of September 25, 2007 (the “Base Indenture”), among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture governing the Securities, to be dated as of July 14, 2008 (the “Fourth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee.

1.                                       The Company and the Guarantor, jointly and severally, as of the Applicable Time (as defined in Section 1(c) hereof) and as of the time of execution of this Agreement, represent and warrant to, and agree with, each of the Underwriters that:

(a)                                 An “automatic shelf registration” statement as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-152069) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be, and prior to the termination of the offering of the Securities; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement and prior to the termination of the offering of the Securities that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b)                                No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein.

(c)                                 For the purposes of this Agreement, the “Applicable Time” is 4:15 p.m. (New York time) on the date of this Agreement; the Pricing Prospectus as supplemented by the documents, if any, listed on Schedule II(a), taken together (collectively, the “Pricing Disclosure Package”) as of the

Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein.

(d)                                The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained at such time an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto.

(e)                                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(f)                                   None of the Guarantor, the Company nor any of their material operating subsidiaries listed on Schedule IV, which collectively account for at least 50% of the Guarantor’s consolidated net revenue for fiscal 2007 (each, a “Significant Subsidiary”), has sustained since the date of the latest audited consolidated financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which loss or interference would have a Material Adverse Effect on the Company, the Guarantor or any Significant Subsidiary; and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any material change in the capital stock or long-term debt of the Guarantor or the Company, or any material adverse change, or any development that is reasonably likely to involve a prospective material adverse change, in or affecting the general affairs, management, consolidated financial condition, consolidated shareholders’ equity or consolidated results of operations of the Guarantor and its subsidiaries taken as a whole (each a “Material Adverse Effect”) otherwise than as set forth or contemplated in the Pricing Prospectus.

(g)                                Each of the Company, the Guarantor and the Significant Subsidiaries has good title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or where the failure to have such title or the existence of such liens, encumbrances and defects would not have a Material Adverse Effect on the Guarantor and its subsidiaries taken as a whole; and any real property and buildings held under lease by the Company, the Guarantor and the Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect on the Guarantor and its subsidiaries taken as a whole.

(h)                                Each of the Company and the Guarantor has been duly formed and is validly existing as a corporation or a company, as the case may be, in good standing (to the extent good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its formation, has the corporate or company power and authority to own its properties and to conduct its business as described in the Pricing Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Guarantor and its subsidiaries taken as a whole.

(i)                                    The Guarantor has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued common shares of the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for director’s qualifying shares) are owned directly or indirectly by the Company or the Guarantor, free and clear of all liens, encumbrances, equities or claims that would have a Material Adverse Effect on the Guarantor and its subsidiaries taken as a whole.

(j)                                    Each Significant Subsidiary has been duly incorporated or formed, is validly existing as a corporation or company in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent good standing is applicable in such jurisdiction), has the corporate or company power and authority to own its property and to conduct its business as described in the Pricing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole.

(k)                                 This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(l)                                    The Securities have been duly authorized and, when issued and delivered and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability, entitled to the benefits provided by the Indenture under which they are to be issued; the Indenture has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company and the Guarantor in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and the Securities, the Guarantees and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus and will be in substantially the form previously delivered to you and substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement; and the Guarantees have been duly authorized by the Guarantor.  When the Securities have been executed, issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantees will be the valid and binding obligation of the Guarantor, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability.

(m)                              Prior to the date hereof, neither the Company, the Guarantor nor any of its affiliates has taken any action which is designed to or which has constituted or which might cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Securities.

(n)                                The execution and delivery by the Company and the Guarantor of, and the performance by them of their obligations under, this Agreement, the Indenture, the Securities and the Guarantees will not contravene (i) any provision of the applicable law or the certificate of incorporation or other governing documents or the Bye-Laws, if any, of the Company or the Guarantor, or (ii) any agreement or other instrument binding upon the Company, the Guarantor or any of the Significant Subsidiaries, or (iii) any judgment, order or decree of any governmental body, agency or body having jurisdiction over the Guarantor, the Company or any Significant Subsidiary; and no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required to be obtained by the Company or the Guarantor for the performance by the Company or the Guarantor of its obligations under this Agreement, the Indenture, the Securities or the Guarantees, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters.

(o)                               Neither the Company nor the Guarantor is in violation of its Certificate of Incorporation or other governing documents or its Bye-Laws, if any.

(p)                               Neither the Company nor the Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would have a Material Adverse Effect on the Guarantor and its subsidiaries taken as a whole.

(q)                               The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Notes and Guarantee”, insofar as they purport to describe the material terms of the Securities and the Guarantee, and the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Underwriting”, insofar as they purport to describe the material provisions of the laws and documents referred to therein, fairly describe, in all material respects, those terms and provisions.

(r)                                  To the extent that the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain Luxembourg, Bermuda and United States Federal Income Tax Considerations,” purport to describe certain provisions of the United States federal tax laws referred to therein, such summaries fairly describe, in all material respects, such provisions.

(s)                                Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which any of the Company, the Guarantor or any Significant Subsidiary is a party which, is reasonably likely to be determined adversely to the Company, the Guarantor or any Significant Subsidiary and would individually or in the aggregate have a Material Adverse Effect on the Guarantor and its subsidiaries taken as a whole; and to the best of the each of the Company’s and the Guarantor’s knowledge, neither the Company nor the Guarantor has received any written indication that any such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t)                                  The Guarantor is subject to Section 13 or 15(d) of the Exchange Act.

(u)                               The Company and the Guarantor are not, and after giving effect to the offering and sale of the Securities and the Guarantees and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)                               (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company and the Guarantor were each “well-known seasoned issuers” as defined in Rule 405 under the Act; and (ii) at the earliest time after filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, neither the Company nor the Guarantor was an “ineligible issuer” as defined in Rule 405 under the Act.

(w)                             Deloitte & Touche LLP, who have certified certain consolidated and combined financial statements of the Guarantor and its subsidiaries, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(x)                                 The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Pricing Prospectus, the internal control over consolidated financial reporting of the Guarantor is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting.

(y)                               Except as disclosed in the Pricing Prospectus and the Prospectus, since the date of the latest audited consolidated financial statements included in the Pricing Prospectus and the Prospectus, there has been no change in internal control over the consolidated financial reporting of the Guarantor that has materially affected, or is likely to materially affect, the internal control over the consolidated financial reporting of the Guarantor.

(z)                                 The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(aa)                          Except as disclosed in the Pricing Prospectus and the Prospectus, the Guarantor and each Significant Subsidiary are (i) in compliance with applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals; and (iv) have not received notice of any actual or potential liability under any Environmental Law, except in any such case where the failure to comply with Environmental Laws or failures to receive or to comply with such permits, licenses or approvals would not have a Material Adverse Effect on the Guarantor and its subsidiaries taken as a whole.  In the ordinary course of its business, the Guarantor periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Guarantor has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus.

(bb)                         Except as described in the Pricing Prospectus and the Prospectus, to the Guarantor’s knowledge, the Guarantor, the Company or one or more of their subsidiaries owns, possesses or has the right to employ such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) that the Guarantor and the Company reasonably believe are necessary to conduct their businesses, in all material respects, as now conducted. Except as set forth or contemplated in the Pricing Prospectus and the Prospectus, neither the Guarantor nor, to its knowledge, any subsidiary has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, except as would not, individually or in the aggregate, result in a Material Adverse Effect on the Guarantor or its subsidiaries, taken as a whole.

(cc)                           Except as described in the Pricing Prospectus and the Prospectus, no executive officer or director of the Company, the Guarantor or of any Significant Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, except as would not, individually or in the aggregate, result in a Material Adverse Effect on the Guarantor or its subsidiaries, taken as a whole.

(dd)                         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and to the best of the Company’s knowledge, the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee)                           The Company represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Luxembourg and will be recognized and given effect to by the courts of Luxembourg (unless a court determined that doing so would be contrary to public policy in Luxembourg); the Company has, under the laws of Luxembourg, the power to submit to the jurisdiction of New York Courts; the irrevocable submission of the Company to the jurisdiction of the New York courts and the waiver by the Company of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement, are legal, valid and binding under the laws of Luxembourg; neither the Company nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Luxembourg; this Agreement is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Company, and nothing in Luxembourg prevents suit upon this Agreement in the courts of Luxembourg; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Luxembourg or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Luxembourg.

(ff)                               The Guarantor represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Bermuda, and will be recognized and given effect to by the courts of Bermuda (unless a court determined that doing so would be contrary to public policy in Bermuda); the Guarantor has, under the laws of Bermuda, the power to submit to the jurisdiction of New York Courts; the irrevocable submission of the Guarantor to the jurisdiction of the New York courts and the waiver by the Guarantor of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement, are legal, valid and binding under the laws of Bermuda; neither the Guarantor nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Bermuda; this Agreement is in proper legal form under the laws of Bermuda, for the enforcement thereof against the Guarantor and nothing in Bermuda law prevents suit upon this Agreement in the courts of Bermuda; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Bermuda or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Bermuda.

2.                                      Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.452% of the principal amount thereof, plus accrued interest, if any, from July 14, 2008 to the Time of Delivery (as defined below) hereunder, the principal amount of Securities (and related Guarantees) set forth opposite the name of such Underwriter in Schedule I hereto.

3.                                      Upon the authorization by you of the release of the Securities (and the related Guarantees), the several Underwriters propose to offer the Securities and the Guarantees for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

4.                                      (a)                                   The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to UBS Securities LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds to the account specified by the Company to UBS Securities LLC at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of UBS Securities LLC at DTC.  The Company will cause the certificates representing the Securities and the Guarantees to be made available to Goldman, Sachs & Co. and UBS Securities LLC for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on July 14, 2008 or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)                                The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (the “Closing Location”), and the Securities and the Guarantees will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                      Each of the Company and the Guarantor, jointly and severally, agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)                                Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Guarantees for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantees, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c)                                 Prior to 10:00 a.m. (New York City time) on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, during the period when a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act, and if at any time during such period any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document in a form approved by you (such approval not to be unreasonably withheld) and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus in a form approved by you (such approval not to be unreasonably withheld) and which will correct such statement or omission or effect such compliance.

(d)                                To make generally available to their securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) satisfying Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)                                 During the period beginning from the date hereof and continuing until the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option, make any short sale or otherwise dispose of, except as provided hereunder any securities of the Company or the Guarantor that are substantially similar to the Securities and the Guarantees without your prior written consent.

(f)                                   To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(g)                                Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)                                To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”.

6.                                      (a)                                   (i)                                     Each of the Company and the Guarantor, jointly and severally, represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities or the Guarantees that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)                                each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities and the Guarantees containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities and the Guarantees that would constitute a free writing prospectus that is required to be filed with the Commission pursuant to Rule 433 under the Act; and

(iii)                             any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(b) hereto;

(b)                                The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                                 The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.                                       Each of the Company and the Guarantor, jointly and severally, covenants and agrees with the several Underwriters that the Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and accountants in connection with the issue of the Securities and the Guarantees and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees; (iii) all expenses in connection with the qualification of the Securities and the Guarantees for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Guarantees; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantees; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in clause (iii) of this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities and the Guarantees by them, and any advertising expenses connected with any offers they may make.

8.                                       The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantor shall have each performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)                                Sullivan & Cromwell LLP, counsel to the Underwriters, shall have furnished to you such written opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)                                 Weil, Gotshal & Manges LLP, special New York counsel to the Company and the Guarantor, shall have furnished to you such written opinions, dated the Time of Delivery, that will be substantially to the effect set forth in Annex II.

(d)                                Allen & Overy Luxembourg, Luxembourg counsel to the Company, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially to the effect set forth in Annex III.

(e)                                 Appleby Hunter Bailhache, Bermuda counsel to the Guarantor, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially to the effect set forth in Annex IV.

(f)            Robert A. Scott, General Counsel to the Guarantor, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially to the effect set forth in Annex V.

(g)           On the date of the Prospectus at a time prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I.

(h)           (i)  None of the Company, the Guarantor nor any subsidiary thereof shall have sustained since the date of the latest audited consolidated financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company, the Guarantor or any subsidiary thereof or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, consolidated shareholders’ equity or consolidated results of operations of the Guarantor, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(i)            On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to such debt securities or preferred stock of the Company or the Guarantor by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or the Guarantor’s debt securities or preferred stock;

(j)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner expressly contemplated in the Prospectus.

(k)           The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you as to the accuracy of the representations and warranties of the Guarantor and the Company herein at and as of such Time of Delivery, as to the performance by the Guarantor and the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and  (h) of this Section and as to such other matters as you may reasonably request.

9.             (a)                                  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives expressly for use therein.

(b)                                 Each Underwriter severally and not jointly will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchasing obligations and not joint.

(e)                                  The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantor, as the case may be, and to each person, if any, who controls the Company or the Guarantor, as the case may be, within the meaning of the Act.

10.           (a)                                  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than  seven days, in order to effect whatever changes may thereby be made necessary in the Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to prepare promptly any amendments to the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Guarantor, or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Guarantor shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company or the Guarantor will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor the Guarantor shall then be under further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you by the Representatives.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department, and UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901, facsimile number 203-719-0495, Attention: Fixed Income Syndicate; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Secretary; if to the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Guarantor set forth in the Prospectus, Attention: Secretary; provided, however, that any notice to an Underwriter shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Guarantor by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Guarantor and each person who controls the Company or the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.           Each of the Company and the Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities and the Guarantees pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and the Guarantor agrees that it will not claim that the Underwriter, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.           The Company, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           Each of the Company and the Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement.  Each of the Company and the Guarantor irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Guarantor irrevocably waives, to the full extent permitted by law, such immunity in respect of any such suit, action or proceeding. Each of the Company and the Guarantor hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  Each of the Company and the Guarantor waives, to the full extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Company and the Guarantor represents and warrants that such agent has agreed to act as its agent for service of process, and the Company and the

Guarantor each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

21.           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company and the Guarantor with respect to any sum due from either of them to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company and the Guarantor jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

22.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23.           Notwithstanding anything herein to the contrary, the Company and the Guarantor are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Guarantor relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantor.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

TYCO ELECTRONICS GROUP S.A.

By:	/s/ Mario Calastri
Name: Mario Calastri
Title: Director

TYCO ELECTRONICS LTD.

By:	/s/ Mario Calastri
Name: Mario Calastri
Title: Senior Vice President and Treasurer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
Name:
Title:

UBS SECURITIES LLC

By:	/s/ John Doherty	By:	/s/ Christopher Fernando
	Name: John Doherty		Name: Christopher Fernando
	Title: Managing Director		Title: Associate Director, Debt Capital Markets

On behalf of each of the Underwriters

SCHEDULE I

Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$40,000,000
UBS Securities LLC	40,000,000
Banc of America Securities LLC	40,000,000
Citigroup Global Markets Inc.	40,000,000
Deutsche Bank Securities Inc.	40,000,000
Morgan Stanley & Co. Incorporated	40,000,000
Barclays Capital Inc.	15,000,000
BNP Paribas Securities Corp.	15,000,000
J.P. Morgan Securities Inc.	15,000,000
Lehman Brothers Inc.	15,000,000

Total	$300,000,000

SCHEDULE II

(a)      Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Final Term Sheet for the Securities

(b)      Approved Issuer Free Writing Prospectuses:

Final Term Sheet for the Securities

SCHEDULE III

Issuer:	Tyco Electronics Group S.A.
Guarantor:	Tyco Electronics Ltd.
Offering Format:	SEC Registered
Size:	$300,000,000
Maturity:	January 15, 2014
Coupon:	5.950%
Price to Public:	99.972% of face amount
Yield to Maturity:	5.956%
Spread to Benchmark Treasury:	287.5 bps
Benchmark Treasury:	UST 3.375% due June 30, 2013
Benchmark Treasury Yield:	3.081%
Interest Payment Dates:	January 15, and July 15, commencing on January 15, 2009
Interest Rate Adjustment:	The interest rate payable on the notes will be subject to adjustments from time to time if Moody’s, S&P or Fitch downgrades (or subsequently upgrades) the debt rating assigned to such notes.
Redemption Provisions:
Make-Whole Call:	At any time at the greater of 100% of principal amount of notes or the make-whole amount at a discount rate equal to Treasury Rate plus 45 basis points.
Change of Control:

Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

Trade Date:	July 9, 2008
Settlement Date:	July 14, 2008 (T+3)
CUSIP:	902133AH08
ISIN:	US902133AH08
Denominations:	$2,000 x $1,000
Ratings:	Baa2 / BBB / BBB
Underwriters:

Joint Bookrunners:
Goldman, Sachs & Co.

UBS Securities LLC

Banc of America Securities LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. Incorporated

Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

SCHEDULE IV

Significant Subsidiaries:

Tyco Electronics Corporation

Tyco Electronics Logistics AG

M/A-COM, Inc.

Tyco Electronics AMP K.K.

Tyco Electronics AMP GmbH

Tyco Electronics UK Ltd.

Tyco Electronics H.K. Limited

Tyco Electronics AMP Korea Limited

Tyco Electronics Raychem GmbH

Tyco Electronics M/A-COM K.K.

Tyco Electronics Raychem NV

ANNEX I

Deloitte & Touche Comfort Letter

Ladies and Gentlemen:

We have audited the consolidated and combined balance sheets of Tyco Electronics Ltd. (the “Company”) and subsidiaries as of September 28, 2007 and September 29, 2006, and the consolidated and combined statements of operations, equity and cash flows for each of the three fiscal years in the period ended September 28, 2007, and the related financial statement schedule, all included in the Company’s Current Report on Form 8-K filed on June 27, 2008, and incorporated by reference in the registration statement (No. 333-152069) on Form S-3 filed by the Company under the Securities Act of 1933 (the Act); our report (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes explanatory paragraphs referring to a) related party transactions with Tyco International Ltd. and allocations of corporate overhead, net class action settlement costs, other expenses, debt and related interest expense from Tyco International which may not be reflective of the actual level of costs or debt which would have been incurred had Tyco Electronics operated as a separate entity apart from Tyco International, b) the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), c) certain guarantee commitments with Tyco International and Covidien Ltd., d) the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, in 2006, e) a change to the measurement date of pension and post retirement plans from September 30 to August 31 in 2005 and f) the retrospective adjustment of the financial statements for discontinued operations.) with respect thereto is also incorporated by reference in that registration statement.  The registration statement and the preliminary prospectus supplement dated July 9, 2008, are herein referred to as the registration statement.

In connection with the registration statement—

1.                    We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.                    In our opinion, the consolidated and combined financial statements and financial statement schedule audited by us and incorporated by reference in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, and the related rules and regulations adopted by the SEC.

3.                    We have not audited any financial statements of the Company as of any date or for any period subsequent to September 28, 2007; although we have conducted an audit for the year ended September 28, 2007, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated and combined financial statements as of September 28, 2007, and for the year then ended, but not on the Company’s financial statements for any interim period within that year.  Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated and combined balance sheet as of December 28, 2007, or March 28, 2008, and the unaudited condensed consolidated and combined statements of operations and cash flows for the three-month periods ended December 28, 2007 and December 29, 2006, or the three and six-month periods ended March 28, 2008 and March 30, 2007, included in the Company’s quarterly reports on Form 10-Q for the quarters ended December 28, 2007, and March 28, 2008, respectively; incorporated by reference in the registration statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to September 28, 2007.

4.                    For purposes of this letter, we have read the 2008 minutes of the meetings of the shareholders, the board of directors, the audit committee, and the compensation committee of the Company and its subsidiaries as set forth in the minutes books at July 7, 2008, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein except for the meetings that occurred on May 12, 2008 and May 13, 2008; we have carried out other procedures to July 3, 2008, as follows (our work did not extend to the period from July 4, 2008, to July 9, 2008, inclusive):

a.                     With respect to the three and six-month periods ended March 28, 2008 and March 30, 2007, we have—

(i)                       Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed consolidated and combined financial statements for these periods, described in 3, included in the Company’s quarterly report on Form 10-Q for the quarter ended March 28, 2008, incorporated by reference in the registration statement.

(ii)                    Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated and combined financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.                    With respect to the period from March 29, 2008, to May 30, 2008, we have—

(i)                        Read the unaudited consolidated financial statements of the Company and subsidiaries for April and May of 2008 furnished us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to May 30, 2008, were available.

(ii)                    Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated and combined financial statements incorporated by reference in the registration statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB.  Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph.  Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5.                     Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that—

a.                 (i)                            Any material modifications should be made to the unaudited condensed consolidated and combined financial statements described in 3, incorporated by reference in the registration statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

(ii)                    The unaudited condensed consolidated and combined financial statements described in 3 do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.                   (i)                         At May 30, 2008, there was any change in the capital stock, increase in long-term debt, or any decreases in consolidated net current assets or stockholders’ equity of the consolidated company as compared with amounts shown in the March 28, 2008 unaudited condensed consolidated balance sheet incorporated by reference in the registration statement except for a decrease in consolidated net current assets of $118 million, or

(ii)                    For the period from March 29, 2008, to May 30, 2008, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or gross income, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

6.                     As mentioned in 4b(i), Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to May 30, 2008, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after May 30, 2008, have, of necessity, been even more limited than those with respect to the periods referred to in 4.  We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at July 3, 2008, there was any change in the capital stock, increase in long-term debt, or any decreases in consolidated net current assets or shareholders’ equity of the consolidated company as compared with amounts shown on the March 28, 2008, unaudited condensed consolidated balance sheet included in the registration statement or (b) for the period from March 29, 2008, to July 3, 2008, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or gross income.  On the basis of these inquiries and our reading of the minutes as described in 4, we noted that—

a.                           Nothing came to our attention that caused us to believe that the balance of capital stock (after rounding to the nearest million) changed during the period, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

b.                          Nothing came to our attention that caused us to believe that there was an increase in total long-term debt during the period, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

c.                           Officials of the Company have informed us that (a) they are unable to comment as to whether there has been any decrease in consolidated net current assets or shareholders’ equity of the consolidated company as of July 3, 2008 as compared with the amounts shown in the March 28, 2008 unaudited condensed consolidated balance sheet, as no related consolidated financial data as of July 3, 2008 is available, and (b) they are unable to comment as to whether there has been any decrease in consolidated net sales or gross income of the Company for the period March 29, 2008 to July 3, 2008, as compared with the corresponding period in the preceding year, as no related consolidated financial data for the periods indicated are available.

7.                     For purposes of this letter, we have also read the items identified by you on the attached excerpts of documents incorporated by reference in the registration statement and have performed the following procedures which were applied, as indicated with respect to the symbols explained below.  For purposes of these procedures, rounding indicates that whole numbers have been rounded to the nearest thousand, million or billion, as the context would indicate, in the attached documents.

A.                                   Compared the amounts or percentages identified as (A) to the corresponding amounts or percentages shown in the Company’s audited consolidated and combined financial statements and notes for the periods indicated and noted agreement after rounding or recalculated  percentages, as applicable, based upon such amounts or percentages from such audited financial statements and notes thereto.

B.                                     Compared the amounts or percentages identified as (B) to the corresponding amounts or percentages shown in the Company’s unaudited consolidated and combined financial statements and notes included in the Company’s quarterly report on Form 10-Q for the quarter ended March 28, 2008 and noted agreement after rounding or recalculated percentages, as applicable, based upon such amounts or percentages from such unaudited financial statements and notes thereto.

C.                                     Compared the amounts or percentages identified as (C) to the corresponding amounts or percentages shown on a schedule provided by the Company, derived from underlying accounting records, and noted agreement.  Recomputed percentages based upon amounts contained within such schedules.  It should be understood that (1) we make no representations regarding the Company’s determination and presentation of the non-GAAP measures of organic revenue, and (2) the non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies.

D.                                    Compared the amounts or percentages identified as (D) to the corresponding amounts or percentages shown in the Company’s unaudited consolidated and combined financial statements and notes included in the Company’s quarterly report on Form 10-Q for the quarter ended December 28, 2007 and noted agreement after rounding or recalculated percentages, as applicable, based upon such amounts or percentages from such unaudited financial statements and notes thereto.  The financial information appearing in such financial statements and notes are not in conformity with accounting principles generally accepted in the United States of America as they have not been retrospectively adjusted to reflect discontinued operations.

E.                                      Proved the mathematical accuracy of the calculation.

8.                     Our audit of the consolidated and combined financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole.  For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.  In addition, we make no comment as to the reasons for any increases or decreases in amounts discussed in and included in the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations within documents incorporated by reference in the registration statement.

9.                     It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 7; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above.  Further, we have addressed ourselves solely to the foregoing data as set forth in the registration statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.   This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.

Yours truly,

ANNEX II

Form of Weil Gotshal Opinion Pursuant to Section 8(c)

The opinion of Weil, Gotshal & Manges LLP, outside counsel for the Company and the Guarantor, to be delivered pursuant to Section 8(c) of the Underwriting Agreement shall be to the effect that:

1.               The execution and delivery by the Company and the Guarantor of the Underwriting Agreement, the Fourth Supplemental Indenture, the Notes and the Guarantee, as the case may be, and the performance by the Company and the Guarantor of their respective obligations thereunder and under the Base Indenture will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of any document listed on Schedule A hereto; and (ii) the laws of the State of New York or any federal law or regulation (other than federal and state securities or Blue Sky laws, as to which we express no opinion in this paragraph).

2.               The Base Indenture and the Fourth Supplemental Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended.  Assuming due authorization, execution and delivery by the Trustee, the Indenture is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.               The Notes when duly authorized, executed and delivered by the Company and, assuming due authentication by the Trustee in accordance with the provisions of the Indenture, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

4.               The Guarantee when duly authorized, executed and delivered by the Guarantor and, assuming due authentication by the Trustee in accordance with the provisions of the Indenture, is valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

5.               No consent, approval, waiver, license or authorization or other action by or filing with any federal or New York corporate governmental authority is required in connection with the execution and delivery by the Company and the Guarantor of the Underwriting Agreement, the Fourth Supplemental Indenture, the Notes and the Guarantee and the consummation by the Company and the Guarantor of the transactions contemplated thereby or the performance by the Company and the Guarantor of their respective obligations

II-1

thereunder and under the Base Indenture, except for those in connection with federal and state securities or Blue Sky laws, as to which we express no opinion in this paragraph, and those already obtained or made.

6.               The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of the Notes and the Guarantee”, “Benefit Plan Investor Considerations” and “Underwriting” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.  The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Luxemburg, Bermuda and U.S. Federal Income Tax Considerations,” insofar as they constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

7.               Neither the Company nor the Guarantor is, and following the consummation of the transactions contemplated by the Underwriting Agreement neither will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

8.               The Registration Statement has become effective under the Securities Act of 1933, as amended, and we are not aware of any stop order suspending the effectiveness of the Registration Statement.

9.               Such counsel have no reason to believe that (i) the Registration Statement or the Prospectus, each as of the date of the Underwriting Agreement, does not comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the Rules and Regulations thereunder, (ii) the Registration Statement (including the Incorporated Documents), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, (iii) the Time of Sale Prospectus (including any Incorporated Documents), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) the Prospectus (including any Incorporated Documents), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

II-2

ANNEX III

Form of Allen & Overy Opinion Pursuant to Section 8(d)

The opinion of Allen & Overy Luxembourg, special Luxembourg counsel for the Company, to be delivered pursuant to Section 8(d) of the Underwriting Agreement shall be to the effect that:

1.1                               The Company is a limited liability company (société anonyme) duly incorporated and validly existing under the laws of Luxembourg for an unlimited duration, with corporate power and authority under the laws of Luxembourg to own and operate its properties and to enter into and perform its obligations under each Opinion Document.

1.2                               In accordance with the corporate documents reviewed by us and a public record in Luxembourg, the Company has an issued subscribed share capital of USD 500,000 and a premium account of USD 15,628,594,429, and all of the issued shares of share capital of the Company have been duly and validly authorized and issued and are fully paid.

1.3                               The Company has the corporate power and authority under the laws of Luxembourg to enter into, execute and deliver the Opinion Documents and to perform its obligations thereunder.

1.4                               The Opinion Documents have been duly authorised, executed and delivered on behalf of the Company.

1.5                               The execution and delivery by the Company, as well as the issuance of the Securities and the compliance with the terms and conditions, of the Opinion Documents do not (as a matter of Luxembourg law) contravene any applicable law or regulation of Luxembourg and do not contravene or constitute a default under the Articles or, to our best knowledge and relying on the statements made in the Director’s Certificate, under any agreement or instrument governing debt of the Company or any other material agreement, injunction, order, decree or other instrument binding upon the Company.

1.6                               Each Opinion Document constitutes, subject to its validity, legality and enforceability under New York law by which it is expressed to be governed, a valid and binding agreement of the Company and is enforceable.

1.7                               Each Opinion Document is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Company under the laws of Luxembourg.

1.8                               Subject to qualification [ ], it is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of any of the Opinion Documents that any of them or any other document in respect thereof be notarised or subject to any other formality or be filed, recorded, registered or enrolled with any court or official authority in Luxembourg or that any other action be taken in relation to the same or any of them. The registration of the Opinion Documents in Luxembourg and any documents mentioned therein or connected therewith may become necessary, if and when they are referred to or used in a Luxembourg public deed and Luxembourg courts or an official Luxembourg authority may require the prior registration of the Opinion Documents in Luxembourg, if they were to be produced in a Luxembourg court action or exhibited before an official Luxembourg authority.

III-1

1.9                               The choice of the laws of the State of New York to govern the Opinion Documents is a valid and binding choice of law and will be recognized, upheld and applied by the courts of Luxembourg.

1.10                         Subject to qualification [ ] below, if the Opinion Documents were sued upon before a court in Luxembourg (if having jurisdiction), such court would recognise and give effect to the provisions in the Opinion Documents whereby they are expressed to be governed, and construed in accordance with, the laws of the State of New York.

1.11                         The provisions in the Opinion Documents for the submission to the jurisdiction of the courts of the State of New York and the United States are valid and binding on the Company.

1.12                         Subject to qualification [ ] below, any final and conclusive judgement obtained in any federal or New York State court, arising out of or in relation to the obligations of the Company under the Opinion Documents, would be enforceable in Luxembourg against the Company, subject to the exequatur (enforcement) procedure.

1.13                         Under the laws of Luxembourg, none of the parties to the Opinion Documents will be deemed to be resident, domiciled, carrying on any commercial activity or subject to taxation in Luxembourg solely as a result of the execution, delivery and performance of any of the Opinion Documents.

1.14                         It is not necessary under the laws of Luxembourg that the parties to the Opinion Documents be authorized or qualified to carry on business in Luxembourg (i) by reason of the execution of any Opinion Document and (ii) in order to enable it to enforce its rights under such Opinion Document.

1.15                         The Company is not entitled to claim immunity from suit, execution, attachment or other legal process in the courts of Luxembourg, whether generally or in relation to any specific property.

1.16                         Subject to qualification [ ] below, service of process against the Company effected in the manner set forth in the Opinion Documents will be effective as valid service of process on the Company.

1.17                         According to a certificate issued by the 2nd section of the district court of Luxembourg, entrusted with commercial matters (greffe de la 2ème chambre du Tribunal d’Arrondissement de et à Luxembourg, chargé des affaires commerciales) on [ ] July 2008, there are no records regarding (i) bankruptcy adjudication against the Company, (ii) filing for moratorium or reprieve from payment (sursis de paiement), (iii) controlled management (gestion contolée) or (iv) general settlement or composition with creditors (concordat prevéntif de faillite) (the Certificate).

In addition, [ ] July 2008 at [ ] .m. CET, we checked on the internet site of the Luxembourg Trade and Companies Register and did not detect (i) actions for a voluntary or compulsory liquidation of the Company and/or (ii) steps to appoint a liquidator or a similar officer to wind up the Company at that date and time on record on the internet site of the Luxembourg Trade and Companies Register (the Search).

For the purpose of this opinion, the following items will each be referred to as an Opinion Document and collectively as the Opinion Documents:

III-2

(i)                                     the executed Underwriting Agreement dated July [ ], 2008;

(ii)                                  the form of the Securities;

(iii)                               the Guarantees dated July [ ], 2008; and

(iv)                              the Indenture and the Supplemental Indenture, dated as of July [ ], 2008.

III-3

ANNEX IV

Form of Appleby Opinion Pursuant to Section 8(e)

The opinion of Appleby Hunter Bailhache, Bermuda counsel for the Guarantor, to be delivered pursuant to Section 8(e) of the Underwriting Agreement shall be to the effect that:

(1)                                The Guarantor is an exempted company incorporated with limited liability and existing under the laws of Bermuda.  The Guarantor possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)                                The Guarantor has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Subject Agreements and to take all action as may be necessary to complete the transactions contemplated thereby.

(3)                                The execution, delivery and performance by the Guarantor of the Subject Agreements and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Guarantor.

(4)                                The Subject Agreements have been duly executed by the Guarantor and each constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(5)                                Subject to the procedure on enforcement of foreign judgements outlined in paragraph (11) of this opinion, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Guarantor in connection with the execution, delivery or performance by the Guarantor of the Subject Agreements or to ensure the legality, validity, admissibility into evidence or enforceability as to the Guarantor, of the Subject Agreements.

(6)                                The execution, delivery and performance by the Guarantor of the Subject Agreements and the transactions contemplated thereby do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

(7)                                The transactions contemplated by the Subject Agreements are not subject to any currency deposit or reserve requirements in Bermuda.  The Guarantor has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Guarantor which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Guarantor of its obligations under the Subject Agreements.

(8)                                The statements made in the Pricing Prospectus and the Prospectus under the sections “Certain Luxembourg, Bermuda and United States Federal Income Tax Consequences” and “Risk Factors”, under the sub-heading “Bermuda and Luxembourg law differ from the laws in effect in the United States and may afford less protection to holders of our securities” to the extent that they summarize or are statements of the Constitutional Documents or Bermuda law and legal conclusions thereunder, have been reviewed by us and fairly present the information disclosed therein in all material respects.

(9)                                The choice of the laws of the State of New York as the proper law to govern the Subject Agreements is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Subject Agreements in proceedings brought before them in relation to the Subject Agreements, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(10)                          The submission by the Guarantor to the jurisdiction of the courts of the State of New York pursuant to the Subject Agreements is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the courts of the State of New York, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

(11)                          A final and conclusive judgment of a competent foreign court against the Guarantor based upon the Subject Agreements (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of the State of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court.  A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

(i)                                    the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(ii)                                 the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

(12)                          The appointment by the Guarantor of CT Corporation System as agent for the receipt of any service of process in respect of any court in the State of New York in connection with any matter arising out of or in connection with the Subject Agreements is a valid and effective appointment, if such appointment is valid and binding under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment.

(13)                          Neither the Guarantor nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Subject Agreements.

(14)                          Based solely upon the Company Search and the Litigation Search:

(i)                                    no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending  against the Guarantor; and

(ii)                                 no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given.  No petition to wind up the Guarantor or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

(15)                          The Guarantor has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Guarantor.  There are, subject as otherwise provided in this opinion, no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of the Subject Agreements or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Guarantor is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder.

The Company has requested that we provide this opinion which is required pursuant to section 8(e) of the Underwriting Agreement in connection with the following agreements:

(i)             Indenture;

(ii)          Underwriting Agreement;

(iii)       Guarantees, (collectively referred to as the “Subject Agreements”)

ANNEX V

Form of General Counsel Opinion Pursuant to Section 8(f)

The opinion of Robert A. Scott, the General Counsel for the Guarantor, to be delivered pursuant to Section 8(f) of the Underwriting Agreement shall be to the effect that:

A.                                   Each Significant Subsidiary is validly existing as a corporation under the laws of its jurisdiction of incorporation or formation; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Guarantor; and

B.                                     Each Significant Subsidiary of the Guarantor organized under the laws of any of the United States is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Prospectus and the Prospectus (including in each case the documents incorporated therein) and is duly qualified to transact business.